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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                              ___________________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                               __________________


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  AUGUST 21, 1995

                           JOHNSTON INDUSTRIES, INC.
             (Exact name of Registrant as Specified in its Charter)


                              ___________________


         DELAWARE                          1-6687                11-1749980
(State or other jurisdiction of    (Commission File Number)   (I.R.S. Employer
incorporation or organization)                               Identification No.)


                             105 THIRTEENTH STREET
                            COLUMBUS, GEORGIA  31901
                                 (706) 641-3140
 (Address, including zip code, and telephone number, including area code, of
                  Registrant's principal executive offices)



                             ______________________


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Item 5.  Other Events

         Since the filing of the amended 10-K of Johnston Industries, Inc. (the "Company") on May 18, 1995, the information concerning an action against the Company for the payment of remediation costs of a plant site previously owned by the Company has changed and is hereby updated. First, the alleged costs of remediation have been increased by the plaintiff from $1,500,000 to $3,900,000 and the trial of the case which began on July 20, 1995 is continuing. In June, 1995, the Company established a reserve for costs which it may incur in connection with the final resolution of the dispute. In addition, the Company has increased its reserve for legal and other costs to defend this matter from $180,000 to $200,000. The complete text of Management's Discussion and Analysis including the Recent Developments section is attached hereto as
Exhibit 99.1.

         On August 16, 1995, the Company jointly announced with Jupiter National, Inc. ("Jupiter") an agreement and plan of merger under which the public shareholders of Jupiter would receive $32.875 per share in cash from the Company. The per share cash price is subject to adjustment based upon the market value of certain securities held by Jupiter on a date close to the date the merger proxy statement is mailed to Jupiter shareholders. If this adjustment had been made as of the close of business on August 15, 1995, the amount to be paid by the Company would have been $31.593 per share or approximately $36,000,000. The merger is subject to approval by Jupiter's shareholders. Filed as an exhibit hereto is the press release issued on August 16, 1995 by the Company. The press release is attached hereto as Exhibit 99.2. Also filed as an exhibit hereto is the Agreement and Plan or Merger among and between the Company, JI Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company, and Jupiter. The merger agreement is attached hereto as Exhibit 99.3.

         In addition, Note 2 - Steel Fabrication Operations to the Company's financial statements filed with the amended 10-K has also been updated to reflect the changes regarding the above referenced legal matter. Furthermore,
Note 20 - Subsequent Events, has been amended to reflect the above referenced merger. The full financial statements and accompanying notes are attached hereto as Exhibit 99.4 together with an updated independent auditors' report (Exhibit 99.5) and new independent auditors' consent (Exhibit 23.1). Such report includes an explanatory paragraph concerning litigation related to the environmental contingency.

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Item 7.  Financial Statements, Financial Information and Exhibits

         Exhibit 23.1.    Independent Auditors' Consent

         Exhibit 99.1.    Management's Discussion and Analysis

         Exhibit 99.2. Press Release, dated August 16, 1995, issued by Johnston Industries, Inc.

         Exhibit 99.3. Agreement and Plan of Merger, dated August 16, 1995, among and between Johnston Industries, Inc., JI Acquisition Corp., and Jupiter
                          National, Inc.

         Exhibit 99.4. Financial Statements and Related Notes for Financial Statements

         Exhibit 99.5.    Independent Auditors' Report

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          JOHNSTON INDUSTRIES, INC.


                                          John W. Johnson
                                          --------------------------------
                                          John W. Johnson
                                          Vice President & Chief Financial
                                          Officer






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                                 EXHIBIT INDEX


Exhibit Number                    Description
--------------                    -----------

    23.1.        Independent Auditors' Consent

    99.1.        Management's Discussion and Analysis

    99.2. Press Release, dated August 16, 1995, issued by Johnston Industries, Inc.

    99.3. Agreement and Plan of Merger, dated August 16, 1995, among and between Johnston Industries, Inc., JI
                 Acquisition Corp., and Jupiter National, Inc.

    99.4.        Financial Statements and Related Notes for Financial
                 Statements

    99.5.        Independent Auditors' Report